EXHIBIT 23(3)

INDEPENDENT PETROLEUM CONSULTANTS’ CONSENT

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated January 1, 2008, which appears in CanArgo Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ OILFIELD PRODUCTION CONSULTANTS (OPC) LIMITED

Rubislaw Den House
23 Rubislaw Den North
Aberdeen AB15 4AL

May 2, 2008